                                 UNITED STATE
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 16, 2000



                         STRATUS SERVICES GROUP, INC.
------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


Delaware                               001-15789                  22-3499261
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File No.        (I.R.S. Employer
of incorporation or organization                             Identification No.)


            500 Craig Road, Suite 201, Manalapan, New Jersey 07726
------------------------------------------------------------------------------
                   (Address of principal executive offices)


                                (732) 866-0300
------------------------------------------------------------------------------
             (Registrant's telephone number including area code)

      The undersigned Registrant hereby amends and restates its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2000 which excluded certain financial statements and pro forma financial information not available at the time of filing.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      (a) On June 16, 2000, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant") purchased substantially all of the tangible and intangible assets, excluding accounts receivable of eight offices of Tandem, a division of Outsource International, Inc. ("Outsource"), a Florida corporation, pursuant to the terms of an Asset Purchase Agreement dated June 16, 2000. The initial purchase price for the assets was $1.3 million, of which $800,000 was paid in cash at the closing and the remaining $500,000 was represented by promissory notes. The first note, representing $400,000, is payable in two installments of $200,000 plus accrued interest at 8.5% per annum, at 90 days and 180 days after the closing of the asset purchase agreement. The second note, representing $100,000 bears interest at 8.5% per annum and is payable in 12 equal monthly installments beginning January 1, 2001. In connection with the transaction, Outsource entered into a Non-competition and Non-Solicitation Agreement pursuant to which it agreed not to compete with the Registrant in the territories of the acquired business for a period of two years and to not solicit the employees or customers of the acquired business for a period of three years.

      The purchase price was arrived at through arms-length negotiations between the parties. The cash portion of the purchase price was funded from available cash on hand.

      The Tandem branches provide temporary industrial staffing in eight business locations in the cities of Trenton, NJ, Lebanon, PA, Norristown, PA, New Brunswick, NJ, Perth Amboy, NJ, Paterson, NJ, Elizabeth, NJ and Cranbury, NJ, with estimated 1999 revenues of $25 million.

      The Registrant currently intends to continue to operate the business formerly conducted by Tandem at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Tandem's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Tandem's business could differ materially from the intention stated.

      The above descriptions of the asset purchase agreement and the Non-competition and Non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits hereto.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The financial statements of the Mid-Atlantic Region of OutSource International, Inc. and the notes thereto are located on pages 3 through 11 of this Form 8-K/A.

INDEPENDENT AUDITORS' REPORT
To the Board of Directors
  Outsource International, Inc.
Delray Beach, Florida:

We have audited the accompanying statements of net assets sold of the Mid-Atlantic region of Outsource International, Inc. (the "Mid-Atlantic") as of December 31, 1999 and 1998, and the statements of net revenues, cost of revenues, and direct operating expenses for each of the three years in the period ended December 31, 1999, pursuant to the Asset Purchase Agreement dated June 16, 2000 between Outsource International of America, Inc., a wholly-owned subsidiary of Outsource International, Inc., and Stratus Services Group, Inc., dated June 16, 2000, as described in Note 1 to the financial statements. These financial statements are the responsibility of Outsource International, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Mid-Atlantic sold to Stratus Services Group, Inc. pursuant to the Asset Purchase Agreement described in Note 1, and the net revenues, cost of revenues, and direct operating expenses of the Mid-Atlantic, and are not intended to be a complete presentation of the Mid-Atlantic's financial position, results of operations and cash flows.

In our opinion, such financial statements present fairly, in all material respects, the net assets sold of the Mid-Atlantic pursuant to the Asset Purchase Agreement referred to in Note 1 as of December 31, 1999 and 1998, and the net revenues, cost of revenues, and direct operating expenses for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of net revenues, cost of revenues and direct operating expenses for the periods ended June 19, 2000 and June 30, 1999 were not audited by us and, accordingly, we do not express an opinion on them.

DELOITTE & TOUCHE LLP

August 25, 2000

THE MID-ATLANTIC REGION OF OUTSOURCE INTERNATIONAL, INC.

STATEMENTS OF NET ASSETS SOLD (in thousands)
--------------------------------------------------------------------------------

                                                     DECEMBER 31,   DECEMBER 31,
                                                        1999           1998
                                                    -------------  -------------
ASSETS
  Property and equipment, net                           $  147          $  161
  Goodwill and other intangible assets, net              1,339           3,677
                                                        ------          ------

                                                         1,486           3,838


LIABILITIES
  Commitments and contingencies (Note 5)                  --              --
                                                        ------          ------

Total net assets sold                                   $1,486          $3,838
                                                        ======          ======


See accompanying notes to financial statements.

THE MID-ATLANTIC REGION OF OUTSOURCE INTERNATIONAL, INC.

STATEMENTS OF NET REVENUES, COST OF REVENUES, AND DIRECT
OPERATING EXPENSES (in thousands)
--------------------------------------------------------------------------------

                                   PERIODS ENDED       YEARS ENDED DECEMBER 31,
                                 -----------------   ---------------------------
                                 JUNE 19,  JUNE 30,
                                   2000      1999      1999      1998      1997
                                 -------   -------   -------   -------   -------
                                (UNAUDITED)
Net revenues                     $11,467   $11,476   $24,705   $26,658   $20,445
Cost of revenues                   9,393     9,532    20,549    22,224    16,883
                                 -------   -------   -------   -------   -------

Gross profit                       2,074     1,944     4,156     4,434     3,562
Direct operating expenses          1,426     1,250     2,754     2,547     2,114
                                 -------   -------   -------   -------   -------

Excess of gross profit over
  direct operating expenses      $   648   $   694   $ 1,402   $ 1,887   $ 1,448
                                 =======   =======   =======   =======   =======


See accompanying notes to financial statements.

THE MID-ATLANTIC REGION OF OUTSOURCE INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
(INFORMATION RELATED TO THE PERIODS ENDED
JUNE 19, 2000 AND JUNE 30, 1999 IS UNAUDITED)
--------------------------------------------------------------------------------


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS - Outsource International, Inc. and Subsidiaries (the "Company") is a national provider of human resource services focusing on the flexible industrial staffing market. Industrial staffing services include recruiting, training and workforce re-deployment.

    BASIS OF PRESENTATION - The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of the Mid-Atlantic region of the Company (the "Mid-Atlantic") as of December 31, 1999 and 1998 pursuant to the Asset Purchase Agreement (the "Agreement") dated June 16, 2000 between Outsource International of America, Inc., a wholly-owned subsidiary of the Company, and Stratus Services Group, Inc. (the "Buyer") and the Mid-Atlantic's net revenues, cost of revenues and direct operating expenses for the period from January 1, 2000 to June 19, 2000, the date the transaction was consummated (the "Closing Date") and the six-month period ended June 30, 1999 and for each of the three years in the period ended December 31, 1999.

    Pursuant to the Agreement, the Company sold to the Buyer all of the tangible and intangible assets owned or used by the Company exclusively in connection with the operation of the Mid-Atlantic in exchange for consideration totaling approximately $1.3 million, consisting of $800,000 in cash and $500,000 in notes receivable. The Buyer has agreed to assume all liabilities arising after the Closing Date relating to the Mid-Atlantic's Contracts, as defined, and on lease agreements related to the operations of the Mid-Atlantic.

    Historically, the Company did not prepare financial statements for the Mid-Atlantic. The accompanying financial statements are derived from the historical accounting records of the Company, and present the net assets sold of the Mid-Atlantic, in accordance with the Agreement, as of December 31, 1999 and 1998, and the statements of net revenues, cost of revenues, and direct operating expenses for the periods ended June 19, 2000 and June 30, 1999 and for each of the three years in the period ended December 31, 1999, and are not intended to be a complete presentation of the Mid-Atlantic's financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after acquisition by the Buyer.

    The statements of net revenues, cost of revenues and direct operating expenses include all revenues and expenses directly attributable to Mid-Atlantic, which consisted of eight flexible industrial staffing branch offices located in the states of Pennsylvania and New Jersey. Direct operating expenses consist primarily of amortization of goodwill, interest expense on a note payable, and selling, general and administrative expenses. The statements do not include allocations of corporate service center costs, such as interest on Company debt or corporate service center employees' salaries. The Company did not maintain the Mid-Atlantic as a separate business unit and had never allocated indirect costs to the region. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to the Mid-Atlantic.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION - All staffing revenues are based upon the gross payroll of the Mid-Atlantic's staffing employees plus a corresponding fee. The Mid-Atlantic's fee structure is based upon the estimated costs of employment-related taxes, health benefits, workers' compensation benefits, insurance and other services offered by the Mid-Atlantic plus a negotiated mark-up. All staffing customers are invoiced on a periodic basis ranging from weekly to monthly. The staffing revenues, and related costs of wages, salaries, employment taxes and benefits related to worksite employees, are recognized in the period in which those employees perform the staffing services.

    PROPERTY AND EQUIPMENT - Property and equipment is stated at cost and depreciated or amortized on straight-line bases over the estimated useful service lives of the respective assets, which range from five to seven years. Leasehold improvements are stated at cost and amortized over the shorter of the term of the lease or estimated useful life of the improvement.

    LONG-LIVED ASSETS - In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, impairments, measured using fair value, are recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable and the projected future undiscounted cash flows attributed to the assets are less than their carrying values.

    GOODWILL AND OTHER INTANGIBLE ASSETS - Identifiable intangible assets include customer lists, employee lists and covenants not to compete acquired in connection with acquisitions. Such assets are recorded at fair value on the date of acquisition as determined by management with assistance by an independent valuation consultant and are being amortized over the estimated periods to be benefited, ranging from less than one year to 15 years. Goodwill relates to the excess of cost over the fair value of net assets of the businesses acquired. Amortization is calculated on a straight-line basis over a weighted average period of 30 years.

    Management assesses on an ongoing basis if there has been an impairment in the carrying value of its intangible assets. If the undiscounted future cash flows over the remaining amortization period of the respective intangible asset indicate that the value assigned to the intangible asset may not be recoverable, the carrying value of the respective intangible asset will be reduced. The amount of any such impairment would be determined by comparing anticipated discounted future cash flows from acquired businesses, which is the basis for estimating fair value, with the carrying value of the related assets. In performing this analysis, management considers such factors as current results, trends and future prospects, in addition to other relevant factors.

    WORKERS' COMPENSATION - Effective January 1, 1997 through June 19, 2000, the Company's workers' compensation insurance coverage provided for a $250,000 deductible per accident or industrial illness with an aggregate maximum dollar limit. The Company employs an independent third-party administrator to assist it in establishing an appropriate accrual for the uninsured portion of workers' compensation claims arising in those years, including claims incurred but not reported, based on prior experience and other relevant data. The Company's policy is to accrue workers' compensation expense equal to the fully developed cost of claims incurred up to those maximum dollar limits, using internally generated rates that reflect the specific risk profile of each geographic region in order to allocate the maximum dollar limit between regions.

    Workers' compensation expense is included in the accompanying statements of net revenues, costs of revenues and direct operating expenses, and amount to $485,000, $424,000, $888,000, $964,000 and $796,000 for the periods ended
    June 19, 2000 and June 30, 1999 and for the years ended December 31, 1999, 1998 and 1997, respectively.

2.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                         DECEMBER 31,   DECEMBER 31,
                                                            1999           1998
                                                         -----------    -----------
       Computer equipment                                    $161           $135
       Computer software                                       15
       Leasehold improvements                                 122            117
       Furniture and fixtures                                  24             23
                                                             ----           ----

       Property and equipment                                 322            275
       Less accumulated depreciation                          175            114
                                                             ----           ----

       Property and equipment, net                           $147           $161
                                                             ====           ====



    Under the terms of the Agreement, the Buyer has the option to purchase up to thirteen vans from the Company by June 26, 2000, which would then be executed under a separate promissory note. The Company has not been informed of any intent to purchase these vehicles, which have accordingly been excluded from the statement of assets sold.

    Property and equipment of the Mid-Atlantic has been pledged as collateral under the Company's borrowing facilities as of December 31, 1999 and 1998.

    Depreciation and amortization expense for property and equipment for the periods ended June 19, 2000 and June 30, 1999 and for the years ended December 31, 1999, 1998 and 1997 was $0, $139,000, $259,000, $263,000 and
    $203,000, respectively (see Note 3).

3.  RESTRUCTURING, SALE OF OPERATIONS AND ASSETS HELD FOR DISPOSITION

    On August 6, 1999, the Company announced its intention to improve its short-term liquidity, concentrate its operations within the flexible staffing segment and improve its operating performance within that segment through the sale, franchise, closure or consolidation of 47 of the 117 flexible staffing branch offices existing as of June 30, 1999 (the "Restructuring"). Of the 47 branch offices that have been or will be eliminated in connection with the Restructuring, 26 and 41 offices had been sold, franchised, closed, or consolidated as of December 31, 1999 and August 15, 2000, respectively. These offices, which included the Mid-Atlantic, were not or are not expected to be adequately profitable in the near future or are inconsistent with the Company's operating strategy of clustering offices within specific geographic regions. As of December 31, 1999, 21 flexible staffing offices remained to be sold as part of the Restructuring, and the Company has classified the related tangible and intangible assets, excluding cash, accounts receivable and deferred income taxes, as assets held for disposition. Upon classification as assets held for disposition, the Company discontinued the related depreciation and amortization for these assets. The estimated fair value of these assets held for disposition was based, in some cases, on management's judgment.

    The Company's assets held for disposition as of December 31, 1999 and included in the Agreement were stated at the lower of original cost (net of accumulated depreciation or amortization) or fair value (net of selling and disposition costs) and presented in thousands, as follows:

                                        ORIGINAL COST, NET
                              ------------------------------------------------  LOWER OF
                                PROPERTY AND   GOODWILL AND OTHER                COST OR
                                 EQUIPMENT     INTANGIBLE ASSETS       TOTAL    FAIR VALUE
                              ----------- -------------------------- ---------  ----------
Assets held for disposition       $ 147             $ 3,504           $ 3,651    $ 1,486


4.  GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following amounts, which are presented in thousands, and, with respect to the December 31, 1999 balances, are after the effect of the impairment reduction discussed earlier:


                                                               WEIGHTED
                                                               AVERAGE
                                 DECEMBER 31, DECEMBER 31,   AMORTIZATION
                                     1999        1998          PERIODS
                                 -----------  -----------    -------------
Goodwill                            $1,389      $3,558        30.0 years
Customer lists                         370         370         8.0 years
Covenants not
  to compete                            73          73         5.0 years
Employee lists                          30          30         0.1 year
                                    ------      ------

Goodwill and other
  intangible assets                  1,862     4,031          27.3 years
Less accumulated
  amortization                         523      354
                                    ------    ------

Goodwill and other
  intangible assets, net            $1,339   $3,677           25.4 years
                                    ======   ======



    The costs of each acquisition were allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition as determined by management with the assistance of an independent valuation consultant.

5.  COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS - The Mid-Atlantic conducts its operations in various leased facilities under leases that are classified as operating leases for financial reporting purposes. The leases provide for the Company to pay real estate taxes, common area maintenance and certain other expenses. Lease terms, excluding renewal option periods exercisable by the Company at escalated rents, expire between 2000 and 2005. Also, certain equipment used in the Mid-Atlantic's operations is leased under operating leases.

    The following is a summary of fixed minimum lease commitments required under all noncancellable operating leases for the years ended after December 31, 1999:

                                                               (in thousands)
      2000                                                       $ 192
      2001                                                         125
      2002                                                          47
      2003                                                          21
      2004                                                           3
      Thereafter                                                    -
                                                                 -----
      Total                                                      $ 388
                                                                 =====


    Rent expense, including equipment rental, was $110,000 and $95,000 for the periods ended June 19, 2000 and June 30, 1999, respectively, and $194,000, $170,000, and $125,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

    UNEMPLOYMENT TAXES - Federal and state unemployment taxes represent a significant component of the Mid-Atlantic's cost of revenues. State unemployment taxes are determined as a percentage of covered wages. Such percentages are determined in accordance with the laws of each state and usually take into account the unemployment history of the Mid-Atlantic's employees in that state. The Company has realized reductions in its state unemployment tax expense as a result of changes in its organizational structure from time to time. Although the Company believes that these expense reductions were achieved in compliance with applicable laws, taxing authorities of a particular state have recently indicated that they may challenge these reductions. The Company is unable, at this time, to reasonably estimate the effect of such a challenge by this state or by other states.

6.  SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    For the periods ended June 19, 2000 and June 30, 1999, and for the years ended December 31, 1999 and 1998, approximately 16%, 12%, 13%, and 10%, respectively, of the Mid-Atlantic's revenues were from the provision of services to a single customer.

7.  EMPLOYEE BENEFIT PLANS

    Certain Company subsidiaries had a 401(k) single-employer retirement plan and two 413(c) multi-employer retirement plans, administered by the Company, covering all employees of the Company and its subsidiaries, except for (a) employees under the age of 21 for all plans, (b) employees with less than one year of service for all plans, (c) certain temporary employees for the 413(c) plans and, (d) all highly compensated employees as defined by the Internal Revenue Code for the 401(k) plan and certain highly compensated employees for the 413(c) plans.

    One of the 413(c) plans was established for use by not-for-profit employers only, effective January 1, 1996. During 1997, the 401(k) and one of the 413(c) plans were made inactive by certain of the Company's subsidiaries and the Company intends to terminate those plans. All participating employees were enrolled in the currently active 413(c) plan for future contributions and all previously contributed net assets remained in the inactive plans for eventual distribution to the employees upon retirement or other qualifying event.

    Eligible employees who participate elect to contribute to the plan an amount up to 15% of their salary. Each year, the Company's Board of Directors determines a matching percentage to contribute to each participant's account; if a determination is not made, the matching percentage is 50% of the participant's contributions, limited to the first 6% of each participant's salary contributed by the participants. The matching contribution by the Company for its Mid-Atlantic region employees was $1,600, $2,000, $4,200, $3,400 and $600 which is recorded in the accompanying statements of net revenues, cost of revenues, and direct operating expenses for the periods ended June 19, 2000 and June 30, 1999, and for the years ended December 31, 1999, 1998, and 1997, respectively. Effective April 8, 2000, the active 413(c) plan was assumed by a third party in connection with the sale of the Company's professional employer organization business.

8.  STOCK-BASED COMPENSATION

    Certain of the Mid-Atlantic's core employees have been granted incentive stock options, allowing them to purchase a specified number of shares of the Company's common stock at a price not less than the fair market value on the date of the grant and for a term not to exceed 10 years.

    The Company has elected to follow APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") in accounting for stock options. Under APB 25, because the exercise price of the employee stock options equals the fair value of the underlying stock on the grant date, no compensation expense is recognized.

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires presentation of pro forma net income as if the Company had accounted for its employee stock options under the fair value method. Although the Company has provided this information in its consolidated financial statements, it is not considered practicable to segregate the portion of this disclosure related to the Mid-Atlantic.

                                   * * * * * *

(b    PRO FORMA FINANCIAL INFORMATION

      Effective January 4, 1999, Stratus Services Group, Inc. ("Stratus") purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, licenses and certificates of B&R Employment, Inc. ("B&R"). B&R provides temporary light-industrial staffing in Delaware.

      Effective June 26, 2000, Stratus purchased substantially all of the tangible and intangible assets, excluding accounts receivable of the Mid-Atlantic region of Outsource International, Inc. ("Outsource") comprising eight offices of Tandem, a division of Outsource. The Tandem offices provide temporary industrial staffing in locations in New Jersey and Pennsylvania. The Tandem offices had 1999 revenues of approximately $24.7 million. The total consideration paid for the Tandem offices was $1.3 million, consisting of $800,000 in cash and $500,000 in notes.

      The following unaudited pro forma financial statements present the historical results of Stratus and give effect to the acquisitions of B&R and the Tandem offices. Note that no pro forma balance sheet is provided as of June 30, 2000 as the June 30, 2000 Stratus balance sheet previously included in the Company's Form 10-QSB filed with the Securities and Exchange Commission on August 9, 2000, already includes the effect of the acquisitions of B&R and the Tandem offices. Also note that no pro forma amounts are included for B&R for the nine months ended June 30, 2000 as the B&R acquisition was effective January 4, 1999 and therefore is already included in Stratus' results for the nine months ended June 30, 2000.

      The pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at October 1, 1998 or to project the Company's financial position or results of operations for any future period.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                     For the Nine Months Ended June 30, 2000


                                          For the Nine Months Ended
                                        June 30, 2000   June 30, 2000    Pro Forma
                                           Stratus         Tandem       Adjustments          Pro Forma
                                        --------------  -------------   ------------      --------------

Revenues                                $25,785,217    $17,888,000      $       --       $43,673,217

Cost of revenue                          19,679,510     14,720,000              --        34,399,510
                                        --------------  -------------   ------------      --------------

Gross profit                              6,105,707      3,168,000              --         9,273,707

Operating expenses                        4,987,047      2,057,000          129,000 (a,d)  7,173,047
                                        --------------  -------------   ------------      --------------

Earnings (loss) from operations           1,118,660      1,111,000         (129,000)       2,100,660


Other income (expenses):
   Finance charges                         (373,356)            --        (196,770) (b)     (570,126)
   Interest expense                        (278,849)            --          (1,327) (c)     (280,176)
   Other income                              28,980             --              --            28,980
                                        --------------  -------------   ------------      --------------
                                           (623,225)            --        (198,087)         (821,322)

Net earnings (loss)                     $   495,435     $1,111,000     $  (327,097)       $1,279,338
                                        ==============  =============  =============      ==============

Pro forma earnings per common share -
   Basic                               $        .03                                       $      .27
   Diluted                                      .03                                              .26

Weighted average shares outstanding
   Basic                                  4,666,244                                        4,666,244
   Diluted                                4,900,908                                        4,900,908

No provision for income taxes has been made due to net operating loss carryforwards.


      See accompanying notes to unaudited pro forma condensed statements of operations

                          STRATUS SERVICES GROUP, INC.
              Notes to Unaudited Pro Forma Statement of Operations
                     For the Nine Months Ended June 30, 2000


(a) Adjustment to reflect the amortization expense ($75,000) relating to the goodwill recorded in conjunction with the acquisition of the Tandem offices for the nine months ended June 30, 2000. Goodwill recorded in conjunction with the acquisition approximated $1.5 million and is being amortized over fifteen years.

(b) Adjustment to reflect the increase in finance charges relating to the accounts receivable of the Tandem offices, which would have been financed under Stratus' agreement with a factor.

(c) Records the interest on the notes payable to OutSource International, Inc. in connection with the acquisition of the Tandem offices.

(d) Adjustment to reflect estimated depreciation and amortization expense ($54,000) not recorded in the operations of Tandem after August 6, 1999.

                         STRATUS SERVICES GROUP, INC.
            Unaudited Pro Forma Condensed Statement of Operations
                    For the Year Ended September 30, 1999


                                       FOR THE YEAR    FOR THE THREE       FOR THE YEAR
                                          ENDED        MONTHS ENDED           ENDED
                                       SEPTEMBER 30,   DECEMBER 31,        DECEMBER 31,
                                          1999             1998               1999         PRO FORMA
                                         STRATUS           B&R               TANDEM       ADJUSTMENTS     PRO FORMA
                                       ------------    ------------        ------------  ------------    -----------
Revenues                               $30,042,751     $1,333,791          $24,705,000   $        --     $56,081,542

Cost of revenue                         23,677,093      1,007,407           20,549,000            --      45,233,500
                                       ------------    ------------       ------------   ------------     ----------

Gross profit                             6,365,658        326,384            4,156,000            --      10,848,042

Operating expenses                       6,883,610        302,216            2,754,000       140,444 (a)  10,080,270
                                       ------------    ------------       ------------   ------------     ----------


Earnings (loss) from operations           (517,952)        24,168            1,402,000      (140,444)        767,772


Other income (expenses):
   Finance charges                        (722,020)       (39,297)                  --      (271,755) (b) (1,033,072)
   Interest expense                       (309,257)        (5,748)                  --       (59,577) (c)   (374,582)
   Other income                             22,186             --                   --             --         22,186
                                       ------------   ------------        ------------   ------------     -----------
                                        (1,009,091)       (45,045)                  --      (331,332)     (1,385,468)

Net earnings (loss)                    $(1,527,043)   $   (20,877)        $  1,402,000   $  (471,776)     $ (617,696)
                                       ============   ============        ============   ============     ===========

Pro forma (loss) per common share -
   Basic and diluted                   $      (.40)                                                       $     (.16)

Weighted average shares
outstanding -
   Basic and diluted                     3,828,530                                                         3,828,530


No provision for income taxes has been made due to net operating loss carryforwards.










      See accompanying notes to unaudited pro forma condensed statements of operations

                         STRATUS SERVICES GROUP, INC.
             Notes to Unaudited Pro Forma Statement of Operations
                    For The Year Ended September 30, 1999


(a) Adjustment to reflect the amortization expense relating to the goodwill recorded in conjunction with the acquisition of B&R and the Tandem offices for fiscal year 1999. Goodwill recorded in conjunction with these acquisitions approximated $3.9 million and is being amortized over fifteen years.

(b) Adjustment to reflect the increase in finance charges relating to the accounts receivable of the Tandem offices, which would have been financed under Stratus' agreement with a factor.

(c) Records the interest on the notes payable to B&R and Outsource International, Inc. in connection with the acquisition of B&R and Tandem.

(c)   EXHIBITS.

      2.1 Asset Purchase Agreement, dated June 16, 2000, by and between Stratus Services Group, Inc. and OutSource International of America, Inc.*

      10.1 Non-Competition Agreement, dated June 19, 2000, between Stratus Services Group, Inc. and OutSource International of America, Inc.*

      10.2 Promissory Note and Security Agreement in the amounnt of $400,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.*

      10.3 Promissory Note in the amount of $100,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to OutSource International of America, Inc.*


* Incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on June 30, 2000.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                STRATUS SERVICES GROUP, INC.

                                                By:  /s/ Joseph J. Raymond
                                                     -------------------------
                                                     Joseph J. Raymond
                                                     President & CEO